UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 24, 2026

QuickLogic Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-22671	77-0188504

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2220 Lundy Avenue, San Jose, CA		95131-1816
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (408) 990-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communicati1ons pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	QUIK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01 Entry into a Material Definitive Agreement.

On April 24, 2026, QuickLogic Corporation (the “Company”) entered into (i) a Loan and Security Agreement (the “Credit Agreement”), by and between the Company and Sunflower Bank, N.A. and (ii) a Promissory Note of the Company (the “Note”), providing for a $10.0 million secured revolving credit facility (“Revolving Credit Facility”).

The Revolving Credit Facility will mature on April 24, 2029 and will accrue interest at a rate equal to the greater of (i) 5.50% and (ii) and Prime Rate plus 0.50%. The proceeds of the Revolving Credit Facility will be for working capital and general corporate purposes and is secured on a first priority basis by a security interest in substantially all of the assets of the Company. In addition to paying interest on outstanding borrowings under the Revolving Credit Facility, the Company is required to pay an annual facility fee of $30,000.

The Credit Agreement contains certain representations and warranties (subject to certain agreed qualifications) that are customary for financings of this type. The Credit Agreement contains certain affirmative and negative covenants customary for financings of this type that, among other things, limit the Company’s and the Company’s subsidiaries’ ability to incur additional indebtedness or liens, to dispose of assets, to make certain fundamental changes, and to make certain investments, loans, advances, guarantees, and acquisitions.

In addition, the Credit Agreement contains a liquidity covenant that requires the Company to maintain Remaining Months’ Liquidity (as defined in the Credit Agreement) of at least seven months. The Credit Agreement contains customary events of default, including with respect to a failure to make payments under the Revolving Credit Facility, cross-default, certain bankruptcy and insolvency events, and customary change of control events.

The foregoing descriptions of the Credit Agreement and Note do not purport to be complete and are qualified in their entirety by reference to the full text of the Credit Agreement and Note, a copy of which is attached as Exhibit 10.1 and Exhibit 10.2, respectively, hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference herein.

Item 8.01 Other Events.

On April 29, 2026, the Company issued a press release announcing that it had entered into the Credit Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

	Exhibit Number	Description
*	10.1	Loan and Security Agreement, by and between the Company and Sunflower Bank, N.A., dated as of April 24, 2026
*	10.2	Promissory Note, by the Company, dated as of April 24, 2026
*	99.1	Press Release of the Company, dated April 29, 2026
	104	Cover Page Interactive Data File - The cover page XBRL tags are embedded within the inline XBRL document.

*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2026	QuickLogic Corporation

/s/ Elias Nader
Elias Nader Chief Financial Officer and Senior Vice-President, Finance (Principal Financial Officer)

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